UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2005

CMGI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23262	04-2921333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 7, 2005, W. Kendale Southerland entered into an employment offer letter (the “Employment Letter”) with ModusLink Corporation, a subsidiary of CMGI, Inc., to serve as President, Sales and Marketing of ModusLink. Previously, Mr. Southerland served as President of Asia-Pacific Operations of ModusLink until February 2005. In such capacity, Mr. Southerland was deemed an executive officer of CMGI within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In his capacity as President, Sales and Marketing of ModusLink, Mr. Southerland shall continue to be deemed an executive officer of CMGI within the meaning of the Exchange Act. The Employment Letter provides for Mr. Southerland’s employment with ModusLink at an annual base salary of $325,000. Mr. Southerland is also eligible to receive an annual cash bonus pursuant to the terms of the FY 2005 Executive Bonus Plan for ModusLink, based on a target equal to 60% of his annual base salary.

Pursuant to the terms of the Employment Letter, if Mr. Southerland’s employment with ModusLink is terminated by ModusLink for reasons other than for cause (as defined therein), ModusLink shall pay Mr. Southerland his base salary for the twelve-month period following the date of termination in accordance with ModusLink’s regular pay periods, conditioned on his execution of ModusLink’s standard form of general release.

The foregoing description is subject to, and qualified in its entirety by, the Employment Letter filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the execution of the Employment Letter, on April 7, 2005 Mr. Southerland’s employment letter, dated June 17, 2004, was terminated and shall have no further force or effect. Such terminated employment letter provided for Mr. Southerland’s employment as President of Asia-Pacific Operations of ModusLink, based in Singapore, through September 2005 at an annual base salary of $300,000. Pursuant to the terminated employment letter, Mr. Southerland also received a foreign service premium of $25,000 per annum, a goods and services allowance of $25,000 per annum, a housing and utilities differential payment of up to Singapore $20,000 per annum, a transportation allowance of up to $2,500 per month, as well as various allowances for expenses related to club memberships, home leave, education, relocation and tax equalization. In addition, Mr. Southerland was eligible for a bonus equal to 60% of his annual base salary.

The terminated employment letter also provided that if Mr. Southerland’s employment with ModusLink was terminated by ModusLink for reasons other than for cause (as defined therein), Mr. Southerland was entitled to severance payments equal to twelve months’ base salary, with a possible extension of up to six additional months. In addition, Mr. Southerland was entitled to receive such severance benefits in the event he did not extend his employment with ModusLink at the conclusion of the term of the employment letter.

The foregoing description is subject to, and qualified in its entirety by, the employment letter filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Employment Offer Letter from ModusLink Corporation to W. Kendale Southerland, dated April 7, 2005.

10.2	Employment Letter, dated as of June 17, 2004, from Modus Media International, Inc. to W. Kendale Southerland is incorporated by reference to Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2004 (File No. 000-23262).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2005	CMGI, INC.

/s/ Thomas Oberdorf
	By:	Thomas Oberdorf
	Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Employment Offer Letter from ModusLink Corporation to W. Kendale Southerland, dated April 7, 2005.

10.2	Employment Letter, dated as of June 17, 2004, from Modus Media International, Inc. to W. Kendale Southerland is incorporated by reference to Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 2004 (File No. 000-23262).